AMENDMENT

To Transfer Agency and Service Agreement

Between

Each of the Nuveen Open-End Investment Companies Listed on Exhibit A to the Agreement

And

Boston Financial Data Services, Inc.

This Amendment is made as of this 25th day of July, 2012, between each of the Nuveen Open-End Investment Companies Listed on Exhibit A to the Agreement (collectively, the “Fund”) andBoston Financial Data Services, Inc. (the “Transfer Agent”). In accordance with Section17 (Additional Portfolios/Funds) and Section 16.1 (Amendment) of the Transfer Agency and Service Agreement dated May 11, 2012, (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto and dated July 30, 2012;

2.	All defined terms and definitions in the Agreement shall be the same in this amendment (the “July 30, 2012 Amendment”) except as specifically revised by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE NUVEEN OPEN-END INVESTMENT COMPANIES LISTED ON EXHIBIT A TO THE AGREEMENT	BOSTON FINANCIAL DATA SERVICES, INC.

By: /s/ Tina M. Lazar	By: /s/ Paul Leary

Name: Tina M. Lazar	Name: Paul Leary

Title: Senior Vice President	Title: Vice President
as an Authorized Officer on behalf of each of the Funds on Exhibit A to the Agreement

SCHEDULE A

Nuveen Open-End Funds

Effective as of: July 30, 2012

1.	NUVEEN MUNICIPAL TRUST

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen All-American Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

2.	NUVEEN MULTISTATE TRUST I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

3.	NUVEEN MULTISTATE TRUST II

Nuveen California Municipal Bond Fund

Nuveen California High Yield Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

4.	NUVEEN MULTISTATE TRUST III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

5.	NUVEEN MULTISTATE TRUST IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

SCHEDULE A

Nuveen Open-End Funds

Effective as of: July 30, 2012

6.	NUVEEN INVESTMENT TRUST

Nuveen Intelligent Risk Conservative Allocation Fund

Nuveen Intelligent Risk Growth Allocation Fund

Nuveen Intelligent Risk Moderate Allocation Fund

Nuveen Multi-Manager Large-Cap Value Fund

Nuveen NWQ Equity Income Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen Global Total Return Bond Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

7.	NUVEEN INVESTMENT TRUST II

Nuveen Santa Barbara Growth Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Long/Short Equity Fund

Nuveen Santa Barbara Global Growth Fund

Nuveen Santa Barbara International Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Symphony Mid-Cap Core Fund

Nuveen Symphony Small-Mid Cap Core Fund

Nuveen Symphony Large-Cap Value Fund

Nuveen Symphony Optimized Alpha Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony International Equity Fund

Nuveen Tradewinds Emerging Markets Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds Global Resources Fund

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Japan Fund

Nuveen Tradewinds Small-Cap Opportunities Fund

Nuveen Tradewinds TMT Value Fund

Nuveen Winslow Large-Cap Growth Fund

8.	NUVEEN INVESTMENT TRUST III

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Floating Rate Income Fund

SCHEDULE A

Nuveen Open-End Funds

Effective as of: July 30, 2012

8.	NUVEEN INVESTMENT TRUST III

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Floating Rate Income Fund

9.	NUVEEN INVESTMENT TRUST V

Nuveen Preferred Securities Fund

Nuveen NWQ Flexible Income Fund

Nuveen Gresham Diversified Commodity Strategy Fund

Nuveen Gresham Long/Short Commodity Strategy Fund

10.	NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

Municipal Total Return Managed Accounts Portfolio

Enhanced Multi-Strategy Income Managed Accounts Portfolio

SCHEDULE A

Nuveen Open-End Funds

Effective as of: July 30, 2012

11.	NUVEEN INVESTMENT FUNDS, INC. (f/k/a First American Investment Funds, Inc.)

Nuveen Core Plus Bond Fund (f/k/aNuveen Core Bond Fund)

Nuveen Dividend Value Fund

Nuveen Equity Index Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Intermediate Government Bond Fund

Nuveen Intermediate Term Bond Fund

Nuveen International Fund

Nuveen International Select Fund

Nuveen Large Cap Growth Opportunities Fund

Nuveen Large Cap Select Fund

Nuveen Large Cap Value Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Index Fund

Nuveen Mid Cap Select Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Quantitative Enhanced Core Equity Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Short Term Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Index Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Tactical Market Opportunities Fund

Nuveen Strategic Income Fund (f/k/a Nuveen Total Return Bond Fund)

NUVEEN	STRATEGY FUNDS, INC. (f/k/a First American Strategy Funds, Inc.)

Nuveen Strategy Aggressive Growth Allocation Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Strategy Conservative Allocation Fund

Nuveen Strategy Growth Allocation Fund